                                                                    Exhibit 2(i)



                         Agreement and Plan of Merger
                                     among

                        Enviro-Clean of America, Inc.,

                             Cleaning Ideas Corp.,

                     Cleaning Ideas, Inc. and Subsidiaries

                 and the Shareholders of Cleaning Ideas, Inc.

                                  dated as of

                                August 1, 1999

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of August 1, 1999 among Enviro-Clean of America, Inc., a Nevada corporation ("Acquiror"), Cleaning Ideas Corp., a Nevada corporation which is a wholly owned subsidiary of Acquiror ("Acquiror's Subsidiary"), Cleaning Ideas, Inc., a Texas corporation ("Cleaning Ideas") and Sanivac, Inc. ("Sanivac"), a Texas corporation d/b/a Davis Manufacturing and a wholly owned subsidiary of Cleaning Ideas (Cleaning Ideas and Sanivac are sometimes collectively referred to herein as the "Company"), and the Shareholders of the Company set forth on the signature page hereto (the "Shareholders").


     In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

     WHEREAS, Acquiror, Cleaning Ideas and the Shareholders deem it advisable that, subject to the terms and conditions set forth in this Agreement, Cleaning Ideas be merged into Acquiror's Subsidiary (the "Merger") pursuant to the plan of merger set forth herein and the applicable provisions of the laws of the States of Nevada and Texas;

     WHEREAS, the Boards of Directors of Acquiror and Cleaning Ideas have determined that it is in the best interests of their respective companies and their respective stockholders to consummate the business combination transaction provided for herein in which Cleaning Ideas will, subject to the terms and conditions set forth herein, merge with and into Acquiror's subsidiary;

     WHEREAS, the Merger intended to constitute a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereto do hereby agree as follows:


                                   ARTICLE 1

                                  THE MERGER
                                  ----------

     1.01  The Merger.  Subject to and in accordance with the provisions of this
           ----------
Agreement, the General Corporation Law of Nevada (the "Nevada GCL") and the Business Corporation Act of the state of Texas (the "Texas BCA"), at the Effective Time (as defined in Section 1.04) Cleaning Ideas shall be merged into Acquiror's Subsidiary, which shall be the surviving corporation organized under the Nevada GCL (the "Surviving Corporation"). After the Effective Time, the Surviving Corporation shall continue its corporate existence as a Nevada corporation. At the Effective Time, the separate corporate existence of Cleaning Ideas and Sanivac shall cease.

     1.02  Effect of the Merger.  (a)  The Articles of Incorporation of
           --------------------
Acquiror's Subsidiary in effect at the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until such time as they are altered, amended or repealed in accordance with the provisions thereof and of applicable law.

     (b) The By-Laws of Acquiror's Subsidiary in effect at the Effective Time of the Merger shall be the By-Laws of the Surviving Corporation until such time as they are altered, amended or repealed in accordance with the provisions thereof and of applicable law.

     (c) The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Acquiror's Subsidiary immediately prior to the Effective Time, plus Randall K. Davis and each of whom shall serve as directors of the Surviving Corporation until such time as their terms expire and their successors are duly elected and qualified.

     (d) The officers of the Surviving Corporation immediately after the Effective Time shall be Richard Kandel, Chairman and the officers of Cleaning Ideas immediately prior to the Effective Time, each of whom shall serve at the pleasure of the directors of the Surviving Corporation.

     1.03  Further Assurances.  If at any time after the Effective Time the
           ------------------
Surviving Corporation shall determine that any further deeds, assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Cleaning Ideas acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, Cleaning Ideas and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or desirable to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Cleaning Ideas or otherwise to take any and all such action.

     1.04  Effective Time.  The Merger shall become effective (the "Effective
           --------------
Time") upon the later to occur of (i) the filing of Articles of Merger with the Secretary of State of the State of Nevada in accordance with Section 92A.200 of the Nevada GCL; and (ii) the filing of Articles of Merger by Cleaning Ideas in accordance with Article 5.04 of the Texas BCA. The Articles of Merger shall be delivered to the Secretary of State of the State of Nevada and the Secretary of State of the State of Texas for filing simultaneously with the Closing referred to in Section 1.07 of this Agreement.

     1.05  Conversion of Securities.  At Effective Time each share of Acquiror's
           ------------------------
Subsidiary Common Stock, par value $.01 per share (the "Acquiror's Subsidiary Common"), issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, remain unchanged.

     (a) Each share of Common Stock, $.01 par value per share, and each share of Preferred Stock, also $.01 par value per share, of Cleaning Ideas (the "Company Stock") issued and outstanding immediately prior to the Effective Time, shall cease to exist and be cancelled.

     1.06. Consideration.  Subject to the terms and conditions of this
           -------------
Agreement, in reliance on the representations, warranties and agreements of the Shareholders and the Company contained herein, and in consideration of the assignment, transfer and delivery of the Company Stock for cancellation in connection with the Merger, Acquiror or Acquiror's Subsidiary will deliver to the Shareholders at Closing:

     (a) The sum of Five Hundred Thousand Dollars ($500,000) in cash, company check or verified wire transfer, $391,656.40 of which shall be paid to the holders of Cleaning Ideas Common Stock, and $108,343.60 of which (representing the redemption value of the Cleaning Ideas Preferred Stock) shall be paid to the holders of Cleaning Ideas Preferred Stock;

     (b) Three Hundred and Twenty Thousand (320,000) shares of Acquiror's Series D Preferred Stock, par value $.001 per share, having such terms as are set forth in the Certificate of Designation attached as Exhibit A to this Agreement (the "Preferred Stock"). The Preferred Stock shall be subject to the Registration Rights Agreement in the form attached hereto as Exhibit B.

     (c) A secured promissory note in the amount of Nine Hundred Thousand Dollars ($900,000) maturing two years from the Closing Date with interest at the prime rate of Chase Manhattan Bank as published on the Business Day immediately preceding the Closing Date (the "Secured Note"). Under the Secured Note, Acquiror or Acquiror's Subsidiary will make quarterly principal payments of $112,500 to the Shareholders and will pay interest on the Secured Note, quarterly in arrears. The form of Secured Note is attached hereto as Exhibit C.

     Acquiror and the Shareholders are entering into a Pledge and Security Agreement of even date herewith (the "Pledge Agreement") regarding the collateral for the secured Note. Pursuant to the Pledge Agreement, in the event that Acquiror or Acquiror's Subsidiary fails to make any scheduled payment of interest or principal on the Secured Note (after the expiration of any applicable cure periods), the Shareholders shall, in their sole discretion, have the right to purchase all of the outstanding capital stock or all of the assets of Acquiror's Subsidiary for (i) an amount equal to the value of the principal balance of the Secured Note, plus (ii) delivery for cancellation of all shares of Preferred Stock and all shares of Common Stock that have been received by the Shareholders upon conversion of the Preferred Stock.

     (d) Acquiror shall assume indebtedness of the Company aggregating Four Hundred Thousand Dollars ($400,000), as set forth in Schedule 1.02 (d) of this Agreement, and shall, at the Closing, satisfy each of the obligations set forth on such Schedule 1.02(d) through the indicated wire transfers.

     (e) Resale of Acquiror's Common Stock. If Acquiror shall file with the Securities and Exchange Commission an applicable shelf registration statement that will permit any selling shareholders to resell any securities of Acquiror, Acquiror shall include in such registration statement, the shares of Common Stock reserved for issuance under the Preferred Stock (the "Underlying Shares") commencing upon the termination of the Lock Up Agreement of even date herewith between Acquiror and the Shareholders and continuing until the later of (i) such time as the Shareholders have sold all such shares of Acquiror's Common Stock or
(ii) three years from the date of this Agreement.

     (f) At the Closing the Acquiror's Subsidiary shall deliver to the Shareholders the consideration set forth in Section 1.02 above. Simultaneously with the delivery of the consideration set forth in Section 1.02 by the Acquiror's Subsidiary, the Shareholders shall deliver to the Acquiror Subsidiary the certificates representing the Company Stock, together with stock powers duly endorsed for transfer so that such shares of Company Stock can be cancelled in connection with the Merger.

     1.07. Escrow of Company Shares; Creation of Security Interest; Pledge
           ---------------------------------------------------------------
and Security Agreement.
----------------------

     (a) Acquiror and Acquiror's Subsidiary hereby grant to the Shareholders a first priority security interest in the common stock of the Acquiror's Subsidiary (the "Acquiror Subsidiary Stock"), and pledge such Acquiror Subsidiary Stock to and for the benefit of the Shareholders, to secure the obligations of Acquiror and Acquiror's Subsidiary pursuant to Section 1.06(c) of this Agreement (the "Secured Obligations"). Acquiror, Acquiror's Subsidiary, the Company and the Shareholders covenant and agree to enter into a pledge and security agreement to provide for the rights of all parties relative to the security interest created hereby, the treatment of the Acquiror Subsidiary Stock and providing for the release of the Acquiror Subsidiary Stock to Acquiror or Acquiror's Subsidiary upon satisfaction of the Secured Obligations
(the "Pledge and Security Agreement").   The Company and the Shareholders agree
that execution and delivery of the Security and Pledge Agreement shall be a condition precedent to the Merger, the release of the funds in 1.06(a) and the issuance and delivery of the Preferred Stock.

     1.08. Closing.  The Closing of the transactions contemplated by this
           --------
Agreement will take place at the offices of Akin, Gump, Strauss, Hauer & Feld, LLP, counsel to the Company and Shareholders, at 300 Convent, Suite 1500, San Antonio, Texas 78205, at 10:00 a.m. on August 6, 1999 except that any party hereto may, by giving two days' written notice to all other parties hereto, defer the Closing to a date not later than August 31, 1999 in order that such party may satisfy any of the conditions required to be satisfied at or prior to the Closing. Upon consent of all parties, the Closing may be conducted through exchange of all relevant documents by mail or other courier.

     (a) At the Closing, the Shareholders and the Company will deliver to Acquiror or Acquiror's Subsidiary all other previously undelivered documents required to be delivered by the Shareholders or the Company or any of its officers or directors at or prior to the closing in connection with the transactions contemplated by this Agreement.

     (b) At the Closing, there will be delivered to the Shareholders and the Company by Acquiror or Acquiror's Subsidiary, all previously undelivered documents required to be delivered by Acquiror or Acquiror's Subsidiary to the Shareholders or the Company at or prior to the Closing.

     1.09. Further Assurances.  After the Closing, the Shareholders and the
           ------------------
Company shall from time to time, at the request of Acquiror or Acquiror's Subsidiary and without further cost or expense to Acquiror, execute and deliver such other instruments of conveyance and transfer and take such other actions as Acquiror or Acquiror's Subsidiary may reasonably request, in order to more effectively consummate the transactions contemplated hereby.

                                  ARTICLE II

                                RELATED MATTERS
                                ---------------


     2.01. Confidentiality.  Each party hereto will hold and will cause its
           ---------------
consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     2.02. Definitions.  For all purposes of this Agreement, except as otherwise
           -----------
expressly provided or unless the context otherwise requires:

     "Acquiror" means Enviro-Clean of American, Inc., a corporation formed under the laws of Nevada.

     "Acquiror's Subsidiary" means Cleaning Ideas Corp., a corporation formed under the laws of Nevada.

     "Balance Sheet" means the unaudited consolidated balance sheet of the Company as of July 31, 1999, referred to in Section 3.06 of this Agreement.

     "Business Day" means any day other than a Saturday, Sunday or date that banks are required or authorized to close in the states of New York or Texas.

     "Closing" means the closing referred to in Section 1.08 of this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Cleaning Ideas, Inc., a corporation formed under the laws of Texas and its wholly owned subsidiary Sanivac, Inc. d/b/a Davis Manufacturing, a corporation formed under the laws of Texas.

     "Disclosure Schedule" means the document delivered by the Shareholders and the Company to the Acquiror simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Shareholder" means the Shareholders of the Company whose names are set forth on the signature page hereto, who, in the aggregate, own beneficially and of record all issued and outstanding capital stock of the Company.

     Certain terms used in this Agreement are defined in the section used. The plural of any defined term shall have a meaning correlative to such defined term.



                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

                        OF THE COMPANY AND SHAREHOLDERS
                        -------------------------------

      Except as otherwise set forth in the Disclosure Schedule, the Company and the Shareholders hereby represent, covenant and warrant to Acquiror as follows:

     3.01. Corporate Organization; Etc.  Both Cleaning Ideas and Sanivac are
           ----------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Texas and each has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and is duly qualified or licensed to do business in the jurisdiction of Texas, which is the only jurisdiction in which qualification or licensing is required The copies of the Certificate of Incorporation and By-Laws of Cleaning Ideas and Sanivac heretofore delivered to Acquiror are complete and correct copies of such instruments as are currently in effect.

     3.02. Capitalization of the Company. As of the date of this Agreement, the
           -----------------------------
authorized capital stock of Cleaning Ideas consists of One Million (1,000,000) shares of common stock, $0.01 par value per share, of Cleaning Ideas of which One Hundred and Two Thousand (102,000) shares are issued and outstanding and no shares are held in the treasury of Cleaning Ideas and 1,000,000 shares of Preferred Stock, par value $0.01, of which 270,859 shares are issued and outstanding and 146,410 shares are held as treasury stock. Sanivac is authorized to issue One Million (1,000,000) shares of common stock ($0.01) par value, of which 100,000 shares are issued and outstanding and no shares are held in the treasury of Sanivac. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Shareholders, free and clear of any lien, charge, encumbrance, option or purchase right, whatsoever.

     As of the date of this Agreement, there are no (i) securities convertible into or exchangeable for the Company capital stock; (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or
(iii) contracts, commitments, agreements, understandings or arrangements of any kind oral or written relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

     3.03. No Affiliates.  Other than the ownership of Sanivac by Cleaning
           -------------
Ideas, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation, partnership trust, joint venture or other entity nor have any direct or indirect equity or ownership interest in any business.

     3.04. Authorization, Etc.  The Shareholders have full legal competence and
           ------------------
the Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and Shareholders of the Company have taken all action required by law, the Company's Certificate of Incorporation, the Company By-Laws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Shareholders and the Company enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and (iii) enforceability of certain sections of this Agreement may be subject to limitations of public policy under Federal and State securities laws.

    3.05.  No Violation.  Neither the execution and delivery of this Agreement
           ------------
nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of the Company or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under, any agreement or commitment to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound, or to which the property of the Company is subject, or violates any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     3.06. Financial Statements; No Undisclosed Liabilities.  Attached hereto as
           ------------------------------------------------
Schedule 3.06 are unaudited balance sheets and statements of income for the Company as of and for the fiscal years ended September 30, 1997 and 1998 and as of and for the ten months ended July 31, 1999. Said financial statements have been prepared in accordance with the Company's ordinary accounting practices applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

     The Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the financial statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof which do not, in the aggregate, exceed $50,000, and the reserves for liabilities and contingencies reflected in the financial statements are adequate, appropriate and reasonable.

     3.07. Accounts Receivable.  All accounts receivable of the Company, whether
           -------------------
reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business and have been recorded in accordance with the Company's accounting principles and practices, consistently applied as to all periods.

     3.08. Inventory.  All inventory of the Company, whether reflected in the
           ---------
Balance Sheet or otherwise, consists of a quality and quality usable and salable in the ordinary houe of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written down in the Balance Sheet to realizable market value or for which adequate reserves have been provided therein. The quantities of all inventory of the Company are reasonable and warranted in the current circumstances of its business.

     3.09. Interim Operations.  Since the date of the Balance Sheet, the
           ------------------
business of the Company has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Balance Sheet, there have not been any material adverse change in the financial condition, assets or results of operations of the Company. Since such date such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance).

     3.10. Title to Properties; Encumbrances.  The Company  owns all the
           ---------------------------------
properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet, and all the properties and assets purchased by the Company since the date of the Balance Sheet. All properties and assets reflected in the Balance Sheet are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any material nature , including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any material nature except, with respect to all such properties and assets, (a) liens shown on the Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company ; and (c) liens for current taxes not yet due and payable. The rights, properties and other assets presently owned, leased or licensed by the Company and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

     3.11. Legal Compliance.  To the Company's and Shareholders' knowledge, the
           ----------------
Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Company taken as a whole.

     3.12. Plant and Equipment.  The Company has not received notification that
           -------------------
it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its plants or structures or their operations and no such violation to the Company's and Shareholders' knowledge exists.

    3.13.  Leases.  Section 3.13 of the Disclosure Schedule contains an accurate
           ------
and complete description of the terms of all leases pursuant to which the Company leases real or personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence will be delivered to Acquiror prior to or at the Closing. The Company and Shareholders have not received any written or oral notice to the effect that any leases will not be renewed or would only be renewed at a substantially higher rent than otherwise provided in such lease.

     3.14. Bank Accounts.  Section 3.14 of the Disclosure Schedule sets forth
           -------------
the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature. At the Closing, the Company will deliver to Acquiror copies of all records, including all signature or authorization cards, pertaining to such bank accounts.

     3.15. Taxes.  The Company has duly filed all tax reports and returns
           -----
required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of them); the reserves for taxes reflected in the Balance Sheet are adequate; and there are no tax liens upon any property or assets of the Company except liens for current taxes not yet due. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. Copies of all income tax returns for the Company in respect of all years not barred by the statute of limitations have heretofore been delivered by the Company to Acquiror and all such returns are listed in Section 3.15(b) of the Disclosure Schedule. The Company has not, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code.

     3.16. Contracts and Commitments. The Company and Shareholders represent
           -------------------------
that:

           (a) The Company has no agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution;

           (b) No purchase contracts or commitments of the Company continue for a period of more than twelve (12) months or are in excess of the normal, ordinary and usual requirements of business or at any excessive price;

           (c) There are no outstanding sales contracts, commitments or proposals of the Company which continue for a period of more than twelve
     (12) months or will result in any loss to the Company upon completion or performance thereof, after allowance for direct distribution expenses nor are there any outstanding contracts, bids or sales or service proposals quoting prices which will not result in a normal profit;

           (d) The Company has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium;

           (e) The Company has no employment agreement, or any other agreement that contains any severance, or termination liabilities or obligations;

           (f) The Company has no collective bargaining or union contracts or agreements;

           (g) To the knowledge of the Company and Shareholders, the Company is not in default, nor is there any basis for any valid claim of default, under any contract made or obligation owed by it;

           (h) The Company has no employees other than the Shareholders to whom it is paying compensation at the annual rate of more than $75,000 for services rendered;

           (i) The Company is not restricted by agreement from carrying on its business anywhere in the world;

           (j) The Company has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, comaker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

     3.17. Agreements in Full Force and Effect.  All contracts, agreements,
           -----------------------------------
plans, leases, policies and licenses referred to in the Disclosure Schedule are valid and in full force and effect, and true copies thereof have been heretofore made available to Acquiror.

     3.18. Insurance.  Section  3.18 of the Disclosure Schedule contains an
           ---------
accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the knowledge of the Company and Shareholders, such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth in Section 3.18(a) of the Disclosure Schedule without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve months.

     3.19. Labor Difficulties.  (a) To the Company's and Shareholder's
           ------------------
knowledge, the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice which would have a material adverse effect on the Company; (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any analogous state body; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting the Company; (d) no representation question exists respecting the employees of the Company; (e) no grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; (f) no collective bargaining agreement which is binding on the Company restricts it from relocating or closing any of their operations; and (g) the Company has not experienced any work stoppage or other labor difficulty in the past twenty-four months.

     3.20. Fringe Benefit Plans. The Company has no bonus, deferred
           ---------------------
compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal other than as set forth in Section 3.20 of the Disclosure Schedule. The Company has no commitments, whether formal or informal and whether legally binding or not, to create any such plan or arrangement.

     3.21. Litigation.  There is no action, suit, inquiry, proceeding or
           ----------
investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Company's and Shareholder's knowledge, threatened against or involving the Company , or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or the Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which would have a material adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     3.22. No Condemnation or Expropriation.  Neither the whole nor any portion
           --------------------------------
of the leaseholds or any other assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

     3.23. Consents and Approvals of Governmental Authorities.  To the Company's
           --------------------------------------------------
and Shareholder's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.24. Consents.  No consent of any person is necessary to the consummation
           --------
of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local.

     3.25. Compliance with Law.  To the Company's and Shareholder's knowledge,
           -------------------
the operations of the Company have been conducted in compliance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters, the violation of which would have a material adverse effect. The

Company has not received any notification of any asserted present or past failure by the Company to comply with such laws, rules or regulations.

     3.26. Environmental Protection.  To the Company's and Shareholder's
           ------------------------
knowledge, the Company has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. To the Company's and Shareholder's knowledge, the Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. The Company and Shareholders are not aware of, nor has the Company or any Shareholder received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

     3.27. Compliance with ERISA.  To the Company's and Shareholder's knowledge,
           ---------------------
at the Closing the Company will have no liabilities under ERISA.

     3.28. Brokers and Finders.  Neither the Shareholders, the Company nor any
           -------------------
of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     3.29. Absence of Questionable Payments.  To the Company's and Shareholder's
           --------------------------------
knowledge, neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act. To the Company's and Shareholder's knowledge, the Company nor any current director, officer, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     3.30. Personnel.  Section  3.30 of the Disclosure Schedule sets forth a
           ---------
true and complete list of:

     (a) the names and current salaries of all directors and elected and appointed officers of each of the Company, the number of shares of the Company Stock owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons;

     (b) the wage rates for non-salaried and nonexecutive salaried employees of the Company by classification, and all labor union contracts if any; and

     (c) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of its obligations referred to in the preceding sentence.

     3.31. Insider Interests.  No officer or director of the Company has any
           -----------------
material interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary.

     3.32. Products Liability.  To the Company's and Shareholder's knowledge,
           ------------------
there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company relating to any product alleged to have been manufactured or sold by the Company and alleged to have been defective, or improperly designed or manufactured, nor is there any valid basis for any such action, proceeding or investigation.

                                  ARTICLE IV

                  REPRESENTATIONS, WARRANTIES, COVENANTS AND
                  ------------------------------------------

                        AGREEMENTS OF THE SHAREHOLDERS
                        ------------------------------

     Each of the Shareholders hereby represents and warrants to, and covenants and agrees with, the Acquiror, as of the date of the Closing, that:

     4.01. Investment.  (a) Such Shareholder has received such information
           ----------
relating to the business and affairs of the Acquiror which such Shareholder has requested, and all additional information which such Shareholder has considered necessary to verify the accuracy of the information so received. Such Shareholder has had the opportunity to ask questions of and receive answers from the Acquiror concerning the terms and conditions of the transactions contemplated by this Agreement. On the basis of the foregoing, such Shareholder is familiar with the operations, business plans and financial condition of the Acquiror.

     (b) Such Shareholder understands that the Acquiror proposes to issue and deliver to such Shareholder, shares of Preferred Stock (and, upon conversion of any shares of Preferred Stock, Underlying Shares of Common Stock) pursuant to this Agreement without registration under the

Securities Act or the laws of any state in reliance upon various exemptions from registration contained in such laws and regulations; that for purposes of determining the availability of the applicable exemptions from registration the Acquiror will rely upon the representations, warranties, covenants and agreements contained herein. Such Shareholder is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

     (c) Such Shareholder understands that, under existing rules of the Securities and Exchange Commission, such Shareholder may be unable to sell his shares of Preferred Stock and/or Underlying Shares except to the extent that such shares of Preferred Stock or Underlying Shares may be sold (A) pursuant to an effective registration statement covering such shares pursuant to the Securities Act or (B) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (C) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144"). Such Shareholder understands that the Acquiror is only under a limited obligation to effect a registration of the Shareholder's shares of Preferred Stock under the Securities Act in the event Acquiror effects such a registration statement in respect of other securities of Acquiror.

     (d) Such Shareholder is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such Rule.

     (e) Such Shareholder is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the shares of Preferred Stock and/or Underlying Shares and his financial position is such that he can afford to retain his shares of Preferred Stock and/or Underlying Shares for an indefinite period of time without realizing any direct or indirect cash return on his investment.

     (f) Such Shareholder is acquiring his shares of Preferred Stock and/or Underlying Shares for his account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.



                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------

                       ACQUIROR AND ACQUIROR'S SUBSIDIARY
                       ----------------------------------

     Acquiror and Acquiror's Subsidiary, jointly and severally, represent and warrant to the Company as follows:

     5.01. Corporate Organization; Etc.  Acquiror and Acquiror's Subsidiary
           ---------------------------
are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada. All the issued and outstanding shares of capital stock of Acquiror's Subsidiary have been duly authorized by all necessary corporation action and are validly issued, fully paid and nonassessable and are owned by Acquiror. When issued and delivered to the Shareholders in conformance with the terms and conditions of this Agreement and the Certificate of Designation, the Preferred Stock shall be validly issued, fully paid and non-assessable.

     5.02.     Authorization; Etc.  Acquiror and Acquiror's Subsidiary have full
               -------------------
corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Boards of Directors of Acquiror and Acquiror's Subsidiary have taken all action required by law, their respective Certificates of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Acquiror and Acquiror's Subsidiary enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     5.03.     No Violation. Neither the execution and delivery of this
               ------------
Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the respective Certificate of Incorporation or By-Laws of Acquiror or Acquiror's Subsidiary, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Acquiror or Acquiror's Subsidiary is a party or by which Acquiror or Acquiror's Subsidiary is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.


                                  ARTICLE VI

                 COVENANTS OF THE SHAREHOLDERS AND THE COMPANY
                 ---------------------------------------------

     The Shareholders and the Company hereby covenant and agree with Acquiror:

     6.01.     Full Access.  The Shareholders shall cause the Company to, and
               -----------
the Company shall, afford to Acquiror, its counsel, accountants and other representatives full access to the plants, offices, warehouses, properties, books and records of the Company in order that Acquiror may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company; and the Company will cause its officers and accountants to furnish such additional financial and operating data and other information as Acquiror shall from time to time request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of the Company.

     6.02.     Consents of Company Lenders, Etc.  The Shareholders shall cause
               --------------------------------
the Company to, and the Company shall, use its best efforts to obtain at the earliest practicable date and prior to the Closing all consents necessary, as reasonably requested by counsel to the Acquiror for the consummation of the transactions contemplated hereby and will provide to Acquiror copies of each such consent promptly after it is obtained.

     6.03.     Supplements to Disclosure Schedule.  From time to time prior to
               ----------------------------------
the Closing, the Company will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless Acquiror specifically agrees thereto in writing.

     6.04.     Other Transactions.  Neither the Company nor its Board of
               ------------------
Directors shall enter into any discussions concerning, or approve or recommend to the holders of any shares of its capital stock, any merger, consolidation, disposition of all or substantially all of its business, properties or assets (other than pursuant to this Agreement), any tender offer, acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the business, properties or assets of the Company to any party in connection with any tender offer or other transaction involving the acquisition of the Company or all or any substantial part of its assets by any person other than Acquiror or Acquiror's Subsidiary.

      6.05.    Covenant to Satisfy Conditions.  The Shareholders and the Company
               ------------------------------
will use their best efforts to ensure that the conditions set forth in Articles VII and VIII hereof are satisfied, insofar as such matters are within the control of any of them.

      6.06.    Certificates.  At the Closing the Company will furnish Acquiror
               ------------
with such certificates of its officers and others to evidence compliance with the covenants set forth in this Article VI as may be reasonably requested by Acquiror.

      6.07.    Resignation of Directors.  Immediately prior to the Closing, each
               ------------------------
member of the Board of Directors of the Company so requested by Acquiror shall have delivered to Acquiror a written resignation from such Board of Directors effective as of the Closing Date.


                                  ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF THE
                     ------------------------------------

                         SHAREHOLDERS AND THE COMPANY
                         ----------------------------

     Each and every obligation of the Shareholders and the Company under this Agreement to be performed on or before the Closing shall be subject to the reasonable satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Shareholders and the Company:

     7.01.     Representations and Warranties True. The representations and
               -----------------------------------
warranties of Acquiror
and Acquiror's Subsidiary contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     7.02.     Performance.  Acquiror and Acquiror's Subsidiary shall have
               ------------
performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

     7.03.     No Governmental Proceeding or Litigation.  No suit, action,
               ----------------------------------------
investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     7.04      Consents Obtained.  All consents from third parties and
               -----------------
government agencies require to consummate the transactions contemplated hereby shall have been ordained.

     7.05      No Injunction.  On the Closing Date there shall be no effective
               -------------
pending or threatened injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which the Acquiror deems unacceptable in its sole discretion.

     7.06      Material Change.   From the date of the Balance Sheet to the
               ---------------
Closing Date, the Acquiror shall not have suffered any adverse change (whether or not such change is referred to or described in any supplement to the Disclosure Schedule) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     7.07      Opinion of the Acquiror's Counsel.   The Company shall have
               ---------------------------------
received an opinion of Harrington, Ocko & Monk, LLP, counsel to Acquiror, dated as of the Closing Date, in form and substance satisfactory to the Company.

     7.08.     Certificates.  Acquiror and Acquiror's Subsidiary shall have
               ------------
furnished the Company with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Company.

     7.09      Personal Guarantees.   All personal guarantees issued by the
               -------------------
Shareholders in favor of creditors of the Company shall have been released to the reasonable satisfaction of the shareholders.

                                 ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF ACQUIROR
                     -------------------------------------

                           AND ACQUIROR'S SUBSIDIARY
                           -------------------------

     Each and every obligation of Acquiror and Acquiror's Subsidiary under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Acquiror:

     8.01.     Representations and Warranties True.  The representations and
               -----------------------------------
warranties contained in Article III hereof, the Disclosure Schedule and in all certificates and other documents delivered and to be delivered by the Shareholders and the Company to Acquiror or Acquiror's Subsidiary or their representatives pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     8.02.     Performance.  The Shareholders and the Company shall have
               -----------
performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing, to the satisfaction of Acquiror's Counsel.

     8.03.     Investigations; Etc.  No investigation of the Company, nor the
               -------------------
Disclosure Schedule or any supplement thereto nor any other document delivered to Acquiror as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Acquiror, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

     8.04.     Consents Obtained.  All consents from third parties and
               -----------------
government agencies required to consummate the transactions contemplated hereby shall have been obtained

     8.05.     No Government Proceeding or Litigation.  No suit, action,
               --------------------------------------
investigation, inquiry or other proceeding-by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened against the Company or any Shareholder which questions the validity or legality of any of the transactions contemplated by this Agreement.

     8.06.     No Injunction. On the Closing Date there shall be no effective
               -------------
pending or threatened injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which the Acquiror deems unacceptable in its sole discretion.

     8.07.     Material Change.  From the date of the Balance Sheet to the
               ---------------
Closing Date, the Company shall not have suffered any adverse change (whether or not such change is referred to or described in any supplement to the Disclosure Schedule) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     8.08.     Payment of Notes Payable.  On the Closing Date, there shall not
               ------------------------
be any balances owed on any notes payable to which the Company is obligated and Company shall provide Acquiror with proof of satisfaction of payment of the outstanding liabilities referred to herein.

     8.09.     Employment Contracts.  At or prior to the Closing Date,
               --------------------
Acquiror's Subsidiary, Randall Davis and Charles Davis shall have entered into contracts satisfactory to Acquiror providing for their employment by Acquiror and/or the Company commencing upon the Closing.



                                  ARTICLE IX

                       CONDUCT OF THE COMPANY'S BUSINESS
                       ---------------------------------

                              PENDING THE CLOSING
                              -------------------

     Pending the Closing, and except as otherwise expressly consented to or approved by Acquiror in writing:

     9.01.     Regular Course of Business.  The Company and Shareholders
               --------------------------
covenant and agree that they will carry on the Company's business diligently and substantially in the same manner as heretofore conducted, and the Company shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

     9.02.     Amendments. No change or amendment shall be made in the
               ----------
Certificate of Incorporation or By-Laws of the Company.

     9.03.     Capital Changes; Dividends or Redemptions.  Neither the
               -----------------------------------------
Shareholders nor the Company will issue or sell any shares of the Company's capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

     9.04.     Subsidiaries.  The Company will not organize any subsidiary,
               ------------
acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business.

     9.05.     Organization.  The Company shall use its best efforts to preserve
               ------------
its corporate existence and business organization intact, to keep available to Acquiror its officers and key employees, and to preserve for Acquiror its relationships with licensors, suppliers, distributors, customers and others having business relations with it.

     9.06.     Certain Changes.  The Company and the Shareholders agree that the
               ---------------
Company will not:

     (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

     (b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or specifically set forth in Section 8.08 or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

     (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

     (d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance;

     (e) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

     (f) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

     (g) Dispose of or permit to lapse any rights to the use of any patent, trademark, trade name or copyright, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

     (h) Grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

     (i) Make any single capital expenditure or commitment in excess of $10,000 for additions to property, plant or equipment or make aggregate capital expenditures and commitments in excess of $10,000 (on a consolidated basis) for additions to property, plant or equipment;

     (j) Pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or Associate of any of its officers or directors, except for directors' fees and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended;

     (k) Change any of the banking or safe deposit arrangements described in Section 3.14 of the Disclosure Schedule;

     (1) Grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity; or

     (m) The Company and its Shareholders shall not fail to cooperate fully with Acquiror, do all things reasonably necessary to assist Acquiror and use its reasonable best efforts at its own expense to obtain all consents and approvals necessary for the transfer of the stock, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought.

     (n) Agree, whether in writing or otherwise, to do any of the foregoing.

     9.07.     Contracts.  No contract or commitment will be entered into, and
               ---------
no purchase of raw material or supplies and no sale of assets will be made, by or on behalf of the Company except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course of business and consistent with past practice, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business and consistent with past practice, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice not in excess of $50,000 in the aggregate.

     9.08.     Insurance; Property.  The Company shall adequately insure all
               -------------------
property, real, personal and mixed, owned or leased by the Company against all ordinary and insurable risks; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

     9.09.     No Default.  The Company shall not do any act or omit to do any
               ----------
act, or permit any act or omission to act, which will cause a breach of any material contract or commitment of the Company or which would cause the breach of any warranty made hereunder.

     9.10.     Compliance With Laws. The Company shall duly comply with all laws
               --------------------
applicable to it and its properties, operations, business and employees.


                                   ARTICLE X

                                  TAX MATTERS
                                  -----------

     10.01     Tax Definitions.  The following terms, as used in this Article X,
               ---------------
have the following meanings:

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by the Company or Shareholders, whichever are responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

     "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

     "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts (including gross receipts tax in respect of any franchise operation), royalty, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other governmental fee, assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

     10.02     Covenants.
               ---------

               (a) Without the prior written consent of Acquiror and Acquiror's Subsidiary, and as it relates to the Pre-Closing Tax Period, Shareholders shall not cause the Company to make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company or Acquiror or Acquiror's Subsidiary.

     Without the prior written consent of Shareholders, and as it relates to the Pre-Closing Tax Period, Acquiror and Acquiror's Subsidiary shall not cause the Company to make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Shareholders.

     (b) All Returns not required to be filed on or before the date hereof (including any applicable extensions) will be filed when due in accordance with all applicable laws. The parties agree that any final Return relating to the Pre-Closing Tax Period shall be timely filed by the Shareholders.

     10.03     Cooperation on Tax Matters.
               ---------------------------

     (a) Acquiror, Acquiror's Subsidiary and Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding. Acquiror and Acquiror's Subsidiary and Shareholders shall cause the Company to:
(i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Pre-Closing Tax Period, and to abide by all record retention requirements of any Taxing Authority or any record retention agreements entered into with any Taxing Authority, and (ii) to give Shareholders reasonable written notice prior to destroying or discarding any such books and records and, if Shareholders so requests, Acquiror and Acquiror's Subsidiary shall allow Shareholders to take possession of such books and records.

     (b) Acquiror and Acquiror's Subsidiary and Shareholders further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     10.04     Tax Representations.
               -------------------

     (a)       Acquiror represents and warrants to the Shareholders as follows
 .
               (i) Prior to the Merger, Acquiror owns all of the capital stock of Acquiror's Subsidiary. Acquiror has no current plan or intention to cause Acquiror's Subsidiary to issue additional shares of its stock that would result in Acquiror owning less than all of the capital stock of Acquiror's Subsidiary after the Merger.

               (ii) Acquiror has no plan or intention, following the Merger, directly or indirectly, to reacquire any of the Acquiror Preferred Stock (or Common Stock acquired upon conversion thereof) issued in the Merger. An acquisition of Acquiror Preferred Stock (or Common Stock acquired upon conversion thereof) by a person acting as an intermediary for Acquiror, or a person related to Acquiror (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will be treated as made by Acquiror or the related person, respectively. Any reference to Acquiror includes a reference to any successor or predecessor or such corporation to the extent provided in Treasury Regulation Section 1.368-1(e)(5).

          (iii) Acquiror and Acquiror's Subsidiary intend to continue at least one significant historic business line of Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d), except that Acquiror's Subsidiary may transfer the Company's historic business assets
(i) to a corporation that is a member of Acquiror's "qualified group," within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Acquiror's "qualified group" have active and substantial management functions as a partner with respect to the Company's historic business or (B) members of Acquiror's "qualified group" in the aggregate own an interest in the partnership representing a significant interest in the Shareholders' historic business, in each case within the meaning of Treasury Regulation Section 1.368-1(d)(4)(iii).

          (iv) Unless specifically set forth herein to the contrary, Acquiror and Acquiror's Subsidiary will each pay their respective expenses, if any, incurred in connection with this Merger.

          (v) Neither Acquiror nor Acquiror's Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (vi) Neither Acquiror nor Acquiror's Subsidiary will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code, unless otherwise required by a Final Determination or by applicable state or local income or franchise tax law.

          (vii) Acquiror has no plan or intention to liquidate Acquiror's Subsidiary; to merge Acquiror's Subsidiary with or into another corporation; to sell or otherwise dispose of the capital stock of Acquiror's Subsidiary except for transfers of stock described in Treasury Regulation Section 1.368-2(k)(2); or to cause Acquiror's Subsidiary to sell or otherwise dispose of any of the assets acquired from the Company, except for dispositions in the ordinary course of business or transfers described in Treasury Regulation Section 1.368-2(k)(2).

     (b)  The Shareholders represent and warrant to Acquiror and Acquiror's
Subsidiary:

     The Acquiror's Subsidiary will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For the purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Shareholders who receive cash or other property, the Company's assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular normal dividends) made by the Company immediately preceding the transfer, will be included as assets of the Company held immediately prior to the Merger.

                                  ARTICLE XI

                          SURVIVAL OF REPRESENTATIONS
                          ---------------------------

                        AND WARRANTIES; INDEMNIFICATION
                        -------------------------------

     11.01.    Investigations; Survival of Warranties.  Each and every such
               --------------------------------------
representation and warranty of the Company and/or Shareholders shall expire with and be terminated and extinguished by the Closing or the termination of this Agreement in any manner set forth herein, and thereafter, neither the Shareholders or the Company nor any officer, director or principal thereof shall be subject to any liability whatsoever with respect to any such representations and warranties. This Section 11.01 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

      11.02.   Dispute Resolution.   The parties shall attempt amicably to
               -------------------
resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be submitted to final binding arbitration, which shall be conducted by a single arbitrator (the "Arbitrator") in San Antonio, Texas, pursuant to the commercial rules of the American Arbitration Association (the "Rules").

     In the event that the parties cannot agree as to the Arbitrator to be named, each party to the Controversy shall appoint one arbitrator and those two arbitrators shall select the Arbitrator.

     11.03.    Procedure.  If any party shall desire relief of any nature
               ---------
whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one (1) year after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. Arbitrator may award the prevailing party its costs for the arbitration proceeding, including its reasonable attorneys' fees and costs. The parties agree that the decision and award of the Arbitrator shall be final and conclusive upon the parties, in lieu of all other legal, equitable or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought.



                                  ARTICLE XII

                          TERMINATION AND ABANDONMENT
                          ---------------------------

     12.01.    Methods of Termination. The transactions contemplated herein may
               ----------------------
be terminated and/or abandoned at any time but not later than the Closing:

     (a) By mutual consent of the respective Boards of Directors of Acquiror and the Company; or

     (b) By the Board of Directors of Acquiror on or after August 31, 1999, or such later date as may be established pursuant to Section 1.08 hereof, if any of the conditions provided for in Article VIII of this Agreement shall not have been met or waived in writing by Acquiror prior to such date.

     12.02.    Procedure Upon Termination.  In the event of termination and
               --------------------------
abandonment by the Board of Directors of Acquiror pursuant to Section 12.01 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Acquiror or the Company. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

     (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

     (b) All confidential information received by any party hereto with respect to the business of any other party or its subsidiaries shall be treated in accordance with Section 2.01 hereof; and

     (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 12.02, (provided, however, that if such termination and/or abandonment is a result of the failure of any condition set forth in Article VIII hereof, then Acquiror shall be entitled to recover from the Company all out-of-pocket costs which Acquiror has incurred (including reasonable attorney's fees and expenses).



                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     13.01.    Amendment and Modification. Subject to applicable law, this
               --------------------------
Agreement may be amended, modified and supplemented by written agreement of the Shareholders and the respective Boards of Directors of the Company and Acquiror or by their respective officers authorized by such Boards of Directors at any time prior to the Closing with respect to any of the terms contained herein.

     13.02.    Waiver of Compliance.  Any failure of the Shareholders or the
               --------------------
Company, on the one hand, or Acquiror, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President of Acquiror or the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     13.03.    Expenses; Transfer Taxes, Etc.  Except as otherwise provided in
               -----------------------------
Section 12.02 hereof, whether or not the transaction contemplated by this Agreement shall be consummated, the Shareholders and the Company agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by them and Acquiror agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation as to the Company or Acquiror, all fees of counsel, actuaries and accountants.

     13.04.    Notices.  All notices, requests, demands and other communications
               -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

     (a)       If to the Shareholders or the Company, to:

               Mr. Randall Davis
               c/o Cleaning Ideas, Inc.
               1023 Morales Street
               San Antonio, Texas  78207
               Phone:  (210) 227-9161
               Fax:    (210) 227-4949

               and

               Mr. Charles Davis
               1 Renwick Court
               San Antonio, Texas 78218
               Phone:  (210) 826-1459
               Fax:    (210) 822-9991


(with a copy to:)

               Alan Schoenbaum, Esq.
               Akin, Gump, Strauss, Hauer & Feld, LLP.,
               1500 Nations Bank Plaza
               300 Convent Street
               San Antonio, TX  78205

               Phone:  (210) 270-0800
               Fax:    (210) 224-2035

or to such other person or address as the Company shall furnish to Acquiror in writing.

     (b)       If to Acquiror, to:

               Enviro-Clean of America, Inc.
               211 Park Avenue
               Hicksville, NY   11801
               Attention:  Richard Kandel, President
               Phone:  (516) 931-4455
               Fax:      (516) 931-3530

     (with a copy to:)

               Harrington, Ocko & Monk, LLP
               81 Main Street
               White Plains, NY  10601
               Attention:  Martin W. Enright, Esq.
               Phone:  (914) 686-4800
               Fax:      (914) 686-4824

or to such other person or address as Acquiror shall furnish to the Company in writing.

     13.05.    Assignment. This Agreement and all of the provisions hereof shall
               ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that Acquiror may assign its rights, but not its obligations, under this Agreement to any subsidiary of Acquiror.

     13.06.    Publicity.  Neither the Company nor Acquiror shall make or issue,
               ---------
or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

     13.07.    Governing Law. This Agreement and the legal relations among the
               -------------
parties hereto shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of law doctrine.

     13.08.    Counterparts. This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.09.    Headings. The headings of the Sections and Articles of this
               --------
Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     13.10.    Entire Agreement. This Agreement, including the Exhibits hereto,
               ----------------
the Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     13.11.    Third Parties.  Except as specifically set forth or referred to
               -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     13.12.    Severability.  Should any provision of this Agreement be held
               ------------
by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court or the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.

ENVIRO-CLEAN OF AMERICA, INC.


By:________________________________________
     Richard Kandel
     President


CLEANING IDEAS CORP.


By:________________________________________
     Richard Kandel
     Chairman


CLEANING IDEAS, INC.


By:________________________________________   __________________________________
     President                                    Secretary


SANIVAC, INC.


By:________________________________________   __________________________________
     President                                    Secretary


THE SHAREHOLDERS


___________________________________________   __________________________________
     Randall Davis,                             Charles Davis,
     as Shareholder                             as Shareholder


___________________________________________
     Carolyn Davis,